31st December 2020 Dear Justin
Senior Managers and Certification Regime (SMCR): Changes to your contract of employment with
T. Rowe Price International Ltd. (the Company)

As you are aware, you have been identified as a Senior Management Function (SMF) under the SMCR. This is because you will perform one or more Senior Management Function(s) for the Company (“TRPIL”).

In your role as an SMF, you will be subject to a number of requirements as defined by the FCA and the Company. In order to meet its regulatory requirements, it is necessary for the Company to reflect the letter and spirit of the SMCR in its UK operations. Formal FCA approval has been granted for you to hold the role of an SMF for TRPIL, it will be necessary to amend your Contract by introducing the new terms specified below (the Additional Terms). These reflect the requirements of the SMCR and its regulatory framework to which you and the Company will be subject.

For the purposes of this side letter and the Additional Terms:

    “The Act” means the Financial Services and Markets Act 2000, as amended from time to time.

    “Company” means T Rowe Price International Ltd (TRPIL).
    “Group Company” means any one of the Company, any subsidiary of the Company, any holding company of the Company or any subsidiary of any such holding company (in each case as defined by section 1159 of the Companies Act 2006).

    “Senior Management Function (SMF)” means the carrying out of a regulated activity by an authorised person if the function requires the person performing it to be responsible for managing one or more aspects of the Company's affairs in relation to that activity, and those aspects involve a risk of serious consequences for the Company or for the business or other interests in the UK (as defined by S592A of the Act).

I have set out the Additional Terms below:

1.1    Senior Management Function Status

Your employment with the Company is contingent upon you holding appropriate regulatory approval. As such, if the FCA declines, withdraws or varies its approval, you will be unable to continue in your role as an SMF.

1.2    Employee Warranties

By signing this letter, you confirm that:

(a)    you have been provided with a copy of your Statement of Responsibilities and the SMCR Handbook as at the date of this letter; and

(b)    you reasonably believe that you are fit and proper to perform the functions and responsibilities outlined in your Statement of Responsibilities and the SMCR Handbook.

1.3    Regulatory Duties

You will, at all times, unless your role is subsequently changed to one which does not involve you performing controlled or regulated activities, comply with your regulatory obligations as an SMF of the Company as detailed in the SMCR Handbook.

1.4    Handover of Responsibilities

Save where the Company considers it impractical for you to do so, whenever all or part of your Senior Management Function(s) or responsibilities under the Act are or may be transferred to another person (howsoever arising), you agree to follow the Senior Management Function Handover procedures detailed in the SMCR Handbook and in accordance with the requirements of the regulatory system from time to time in force. If requested, you also agree to meet with any person who will or may be assuming your former functions or responsibilities and/or members of the Company board and/or such other persons as the Company reasonably requests you to meet with to answer any questions they may have or to provide any further information they may reasonably require or to provide such assistance as the Company may reasonably require to address any matters which arose during the course of your tenure. For the avoidance of doubts this obligation shall continue after your employment ends.

1.5    Termination

As a result of you being identified as an SMF of the Company and notwithstanding the summary termination provisions detailed in the UK Associate Handbook, the Company wishes to increase the notice period that you are required to give to the Company and that the Company is required to give to you to terminate your employment, to three month’s written notice.

Next steps

Given that the above changes are driven by the SMCR which apply to both you and the Company, it is necessary to amend your Contract to incorporate the New Terms.

The New Terms will take effect on the date that formal regulatory approval is received. No amendments to any other terms of your Contract are proposed. However, if there is any difference or inconsistency between the Additional Terms and your Contract as at the date of this letter, the Additional Terms will prevail.

Please sign the enclosed copy of this letter to confirm your agreement to the terms of this letter and the variation of the terms of your Contract as set out in this letter. Please return your signed letter to Averil Hamilton. You are required to keep the terms of this letter confidential.

No person other than the parties to this letter or any other Group Company shall have any right to enforce any term of this letter under the Contracts (Rights of Third Parties) Act 1999. The consent of any Group Company that is not a party to this letter shall not be required to vary or rescind the terms of this letter.

Please do not hesitate to contact me should you have any queries regarding this matter. Yours sincerely
/s/Averil Hamilton
Averil Hamilton

For and on behalf of T. Rowe Price International Ltd

I confirm that I agree to the changes to my Contract as detailed in this letter.

Signature: /s/ Justin Thomson
Print Name: Justin Thomson

Date: December 31, 2020